Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Schedules Release of Fourth Quarter and Full Year 2024 Financial Results
HOUSTON, TX, January 14, 2025 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 259 dealerships located in the U.S. and U.K., today announced that it will release financial results for the fourth quarter and full year ended December 31, 2024 on Wednesday, January 29, 2025 before the market opens. Daryl Kenningham, Group 1’s President and Chief Executive Officer, and the Company’s senior management team will host a conference call to discuss the results later that morning at 10:00 a.m. ET.
The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Passcode:	2497585
A telephonic replay will be available following the call through February 5, 2025, by dialing:

Domestic:	1-877-344-7529
International:	1-412-317-0088
Replay Code:	5939241
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 259 automotive dealerships, 335 franchises, and 39 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.
SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com

Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com

or

Clint Woods
Pierpont Communications, Inc.
713-627-2223
cwoods@piercom.com

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